Exhibit 10.5

NORTH CAROLINA    )
                  )               RIGHT OF FIRST REFUSAL
GUILFORD COUNTY   )

         THIS AGREEMENT, made and entered into this 20th day of May, 1999, by and between MIRACLE HOLDINGS, LLC ("Seller"); and MARKET AMERICA, INC. ("Buyer");

                                   WITNESSETH:

         That for and in consideration of the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) to it in hand paid, the receipt of which is hereby acknowledged, said Seller does hereby give and grant unto said Buyer the right of first refusal to purchase from said Seller a certain tract or parcel of real property (the "Property") lying and being in Guilford County, North Carolina, and more particularly described as follows:

         See Exhibit "A" Attached Hereto and Incorporated Herein by Reference

         The terms and conditions of this Agreement are as follows:

         FIRST. This Agreement shall begin on May 20, 1999 and end upon termination of the Lease Agreement on this property between Seller and Buyer.

         SECOND. If Buyer exercises this Agreement and elects to purchase said Property, the purchase price therefor shall be the then appraised value, payable in cash upon delivery of the deed. Buyer shall have thirty (30) days from the notice of proposed sale by Seller to exercise this Agreement.

         THIRD. At any time within the period above limited, but not thereafter, Seller will make, execute and deliver to said Buyer a good and sufficient deed for said land in fee simple with general warranty and free from encumbrances upon the payment by said Buyer of the said purchase price in the sum and manner above set out.

         FOURTH. If said land be sold by said Seller to said Buyer under the terms of this Agreement, the sum for which a receipt is herein given shall be a credit on the cash payment of the purchase price, but if said land be not so sold within the period above limited, said sum shall be retained by Seller as the purchase price of this Agreement and thereafter Buyer shall have no further rights under this Agreement.

         IN WITNESS WHEREOF, said Seller has hereunto set its hand and seal, the day and year first above written.


                                            MIRACLE HOLDINGS, LLC


                                            BY: /s/ James H. Ridinger (SEAL)
                                                --------------------------------
                                                James H. Ridinger
                                                Member/Manager